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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

               Date of report (date of earliest event reported):
                                 March 27, 2003



                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


       1-11639                                   22-3408857
       -------                                   ----------
(Commission File Number)               (IRS Employer Identification No.)



600 Mountain Avenue, Murray Hill, New Jersey                   07974
--------------------------------------------                   -----
(Address of principal executive offices)                     (Zip Code)



                                 (908) 582-8500
                                 --------------
                        (Registrant's telephone number)
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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

Settlement of Securities and Related Lawsuits
---------------------------------------------

Lucent Technologies Inc. ("Lucent") reached an agreement on March 27, 2003 to settle all of the purported class action lawsuits and other lawsuits against Lucent and certain of its current and former directors and officers for alleged violation of federal securities laws, ERISA and related claims. The settlement requires court approval before it becomes final. Lucent did not admit any wrongdoing as part of the settlement.

The agreement is a global settlement of what were 54 separate lawsuits, including the consolidated shareowner class action lawsuit in the U.S. District Court in Newark, N.J., and all related ERISA, bondholder, derivative and state securities cases. These cases include all the cases described under the caption "Securities and Related Cases" in Item 3, Part 1 of Lucent's annual report on Form 10-K for the year ended September 30, 2002, as updated by Lucent's quarter report on Form 10-Q for the December 31, 2002 quarter.

Under the settlement agreement, Lucent will pay $315 million in common stock, cash or a combination of both, at Lucent's option. Lucent will seek partial recovery of this amount from its fiduciary insurance carriers under certain insurance policies that provide coverage up to $70 million.

Lucent will also issue 200 million warrants to purchase an equal number of shares of Lucent common stock, at an exercise price of $2.75 with an expiration date three years from the date of issuance. Lucent estimates the current value of these warrants at approximately $100 million, using the Black-Scholes model.

Lucent expects the settlement approval and claims administration process to last up to 18 months and doesn't expect to distribute any proceeds until sometime in fiscal 2004. Lucent will pay up to $5 million in cash for the cost of settlement administration.

In addition to the cash, stock and warrants that Lucent will contribute, certain of Lucent's other insurance carriers have agreed to pay $148 million in cash into the total settlement fund. Lucent's former affiliate, Avaya Inc., is contractually responsible for a portion of the settlement under its agreements with Lucent. Avaya's contribution to the settlement is still being determined and will be added to the total settlement fund.

Lucent expects to record a charge in the second quarter of fiscal 2003 of approximately $420 million, or 11 cents per share, related to the settlement. This charge may be adjusted in future quarters if Lucent is able to recover a portion of the settlement from its fiduciary insurance carriers, as well as to reflect changes in the fair value of the warrants before they are issued.

The plaintiffs' attorneys will notify class members about the terms of the settlement and claims administration processes.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       LUCENT TECHNOLOGIES INC.

Dated:  March 28, 2003                  By:  /s/ Richard J. Rawson
                                             ----------------------------------
                                        Name:  Richard J. Rawson
                                        Title: Senior Vice President, General
                                               Counsel and Secretary